UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2009 (October 14, 2009)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106
(Address of Principal Executive Offices)	(Zip Code)

860-293-2006

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

Acquisition of Majority Interest in Nautilus Poplar LLC

On October 14, 2009, Magellan Petroleum Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Nautilus Purchase Agreement”), dated October 14, 2009, with White Bear LLC, a Montana limited liability company (“White Bear”) and YEP I, SICAV-FIS, a Luxembourg entity (“the YEP I Fund”, and collectively with White Bear, the “Sellers”) and simultaneously closed the transactions described therein on October 14, 2009 (the “Closing Date”).

Under the Nautilus Purchase Agreement, the Company has acquired from the Sellers an 83.5% controlling ownership interest in Nautilus Poplar, LLC, a Montana limited liability company (“Nautilus Poplar”) (such acquisition, referred to herein as the “Nautilus Transaction”). In addition, Nautilus Poplar has two other minority owners, Nautilus Technical Group, LLC (“Nautilus Tech”), with a 10.00% ownership interest and Eastern Rider, LLC (“Eastern Rider”), with a 6.54% ownership interest.

Nautilus Poplar holds a 68.75% undivided working interest in the East Poplar unit and varied interests ranging from 60-75% in the Northwest Poplar oil field located in Roosevelt County, Montana (the “Property”), which fields were first discovered in the early 1950s and have unrecovered oil reserves. In addition, the other minority owners of the Property are Nautilus Tech (with a 4.94% interest), Hunter Energy LLC (with a 25.05% interest) and Phoenix Oil & Gas LLC (with a 1.25% interest).

The Company paid gross $10.9 million for the controlling interest in Nautilus Poplar, comprised of a cash payment totaling approximately $7.3 million and the issuance of 1.7 million new shares of Company’s common stock, par value $.01 per share (the “Common Stock”), valued by the parties at $2,380,000 (or $1.40 per share), with an adjustment for $1.2 million of net debt (as adjusted, the “Purchase Price”). All shares of Common Stock sold pursuant to the Nautilus Transaction will be registered in the name of the YEP I Fund and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). See Item 3.02 below.

The Nautilus Purchase Agreement provides that the Company anticipates causing Nautilus Poplar to drill not less than five new wells on the Property within the next four years and also contains customary representations and warranties regarding Nautilus Poplar, the Property and its oil and gas operations, which are in certain cases modified by “materiality” and “knowledge” qualifiers. Each of the Sellers has agreed to indemnify the Company in the event of a misrepresentation, breach or inaccuracy of its representations, warranties, covenants or agreements, up to the amount of the Purchase Price, for a period of 18 months after the Closing Date. Nikolay V. Bogachev, a principal of each of the Sellers and a director of the Company, has personally guaranteed the indemnification obligations of each of the Sellers under the Nautilus Purchase Agreement.

The above summary of the Nautilus Purchase Agreement is qualified in its entirety by reference to the full text of the Nautilus Purchase Agreement dated October 14, 2009, which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

Nautilus Poplar LLC Amended and Restated Operating Agreement

On October 14, 2009, White Bear, YEP I Fund, Nautilus Tech and Eastern Rider entered into an amendment and restatement of the Operating Agreement of Nautilus Poplar authorizing the transfer of the membership interests of White Bear and YEP I Fund to the Company. As a majority owner of the membership interests in and newly appointed manager of Nautilus Poplar, the Company will be in the position to control the operations of Nautilus Poplar.

The Amended and Restated Operating Agreement of Nautilus Poplar, dated October 14, 2009, is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

First Amendment to Registration Rights Agreement

On July 9, 2009, the Company and Young Energy Prize S.A., a Luxembourg corporation (“YEP”) entered into a Registration Rights Agreement pursuant to which the Company granted to YEP certain registration rights with respect to 8,695,652 shares of the Company’s Common Stock sold to YEP on July 9, 2009 pursuant to closing of the Securities Purchase Agreement (the “Purchase Agreement”), dated February 9, 2009, between the Company and YEP (the “YEP Shares”). The Registration Rights Agreement also covers 4,347,826 additional shares of Common Stock issuable by the Company (the “Warrant Shares”) under the Warrant Agreement, dated July 9, 2009 (the “YEP Warrant Shares”) delivered to YEP in connection with the purchase and sale of the YEP Shares.

Under the Registration Rights Agreement, the Company agreed to: (a) pay all expenses associated with the registration of the YEP Shares and the YEP Warrant Shares, including the fees and expenses of counsel to YEP; and (b) indemnify YEP, and its officers, directors, members, investor, employees and agents, each other person, if any, who controls YEP within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations.

On October 14, 2009, the Company, YEP and the YEP I Fund entered into a First Amendment to the Registration Rights Agreement (the “First Amendment”). Under the First Amendment, the YEP I Fund has been added as a party to the Registration Rights Agreement and the Shares sold to the YEP I Fund in the Nautilus Transaction have been included in the definition of “registrable securities” under the Registration Rights Agreement.

The original July 9, 2009 Registration Rights Agreement was previously attached as Exhibit 10.2 to the Company’s current report on Form 8-K, filed on July 14, 2009. The above summary of the the First Amendment is qualified in its entirety by reference to the full text of the First Amendment dated October 14, 2009, a copy of which is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

Letter Agreement

On October 14, 2009, the Company entered into a letter agreement with the other members of Nautilus Poplar and Nikolay V. Bogachev, a principal of the Sellers (the “Letter Agreement”), pursuant to which the Company agreed to: (i) secure the release of Mr. Bogachev from his guaranty of Nautilus Poplar’s debt obligations to Jonah Bank; (ii) meet with the other members to discuss the drilling program for the Property; and (iii) to propose an amendment to the Operating Agreement for Nautilus Poplar to provide co-sale rights to the minority members of Nautilus Poplar as well as the right of the Company to “drag-along” such minority members in connection with a sale. The Letter Agreement also commits the Company to participate in a meeting of the members of Nautilus Poplar within 45 days after the Closing Date.

The above summary of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement dated October 14, 2009, which is attached hereto as Exhibit 10.3 and is hereby incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Completion of Acquisition

As described in Item 1.01 above, on October 14, 2009, the Company completed its purchase from the YEP I Fund and White Bear of an 83.5% controlling interest in Nautilus Poplar. The disclosures regarding the Nautilus Transaction set forth above under the heading Item 1.01 are hereby incorporated herein by reference.

Financial Statements

The Company will file with the Securities and Exchange Commission (the “SEC”) the historical financial statements of Nautilus Poplar required to be filed pursuant to Rule 3-05 of Regulation S-X under the Securities Act within 71 days of the date on which this current report on Form 8-K was required to be filed with the SEC.

Interests of Company Directors in the Nautilus Transaction

Nikolay V. Bogachev, a director of the Company since July 9, 2009, is also the President and Chief Executive Officer of YEP as well as an equity owner of each of YEP, the YEP I Fund and White Bear. According to its amended Schedule 13D filed on July 31, 2009, YEP is the record holder of 9,264,637 shares of the Company’s Common Stock and holds a warrant to acquire an additional 4,347,826 shares of Common Stock. YEP, YEP I Fund and White Bear are affiliated entities as they are under the common control of Mr. Bogachev.

J. Thomas Wilson, a director of the Company, is the majority member of Eastern Rider, one of the minority members of Nautilus Poplar (holder of a 6.5448% membership interest) and, in addition, is a minority member of Nautilus Tech, the other minority member of Nautilus Poplar (holder of a 10% membership interest). Mr. Wilson is also an officer of YEP and White Bear.

Due to the conflicting interests of Messrs. Bogachev and Wilson resulting from their positions with or financial interest in the Sellers, the Company’s Board of Directors (“Board”) appointed a Special Transaction Committee (“Committee”) to provide an independent forum for the consideration of the Nautilus Transaction. The Committee was comprised of Board members having no interest, financial or otherwise, in the Nautilus Transaction. The Committee retained an independent consultant to assist in the assessment of the Nautilus Transaction and reviewed such other information that it deemed necessary to conduct an evaluation of the transaction. At the October 6, 2009 Committee meeting, the Committee approved, and recommended that the Board approve, the Nautilus Transaction. On October 10, 2009, the Board, including a majority of the Directors having no interest, financial or otherwise, in the Nautilus Transaction, approved the transaction.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure regarding the completion of the Nautilus Transaction set forth under Item 1.01 above is hereby incorporated herein by reference.

The shares sold to the YEP I Fund in the private placement pursuant to the Nautilus Purchase Agreement (the “Shares”) have not been registered under the Securities Act or state securities laws, and may not be resold in the United States in the absence of an effective registration statement filed with the SEC or an available exemption from the applicable federal and state registration requirements.

In the Nautilus Purchase Agreement, the YEP I Fund represented to the Company that: (a) it is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; (b) it acquired the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Shares or any part thereof, and (c) it is knowledgeable, sophisticated, and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Shares.

With respect to the sale of shares of Common Stock sold to the YEP I Fund, the Company replied upon the exemption from the registration requirements of the Securities Act provided by Regulation S promulgated under the Securities Act.

Item 8.01	Other Events

Company Press Release

On October 16, 2009, the Company issued a press release announcing the completion of the Nautilus Transaction. A copy of the Company’s October 16, 2009 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements of Nautilus Poplar required by Item 9.01(a) of Form 8-K will be filed by amendment or otherwise within 71 calendar days after October 20, 2009, the date by which this Current Report was required to be filed pursuant to General Instruction B.1. of Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement between and among the Company, White Bear and the YEP I Fund, dated as of October 14, 2009.

10.1	Amended and Restated Operating Agreement of Nautilus Poplar, between and among White Bear, the YEP I Fund, Nautilus Tech and Eastern Rider, dated as of October 14, 2009.

10.2	First Amendment to Registration Rights Agreement, between and among the Company, YEP and the YEP I Fund, dated as of October 14, 2009.

10.3	Letter Agreement between and among the Company, Eastern Rider, Nikolay V. Bogachev and Nautilus Tech, dated October 14, 2009.

99.1	Company press release, dated October 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ DANIEL J. SAMELA
Name:	Daniel J. Samela
Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: October 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement between and among the Company, White Bear and the YEP I Fund, dated as of October 14, 2009.

10.1	Amended and Restated Operating Agreement of Nautilus Poplar, between and among White Bear, the YEP I Fund, Nautilus Tech and Eastern Rider, dated as of October 14, 2009.

10.2	First Amendment to Registration Rights Agreement, between and among the Company, YEP and the YEP I Fund, dated as of October 14, 2009.

10.3	Letter Agreement between and among the Company, Eastern Rider, Nikolay V. Bogachev and Nautilus Tech, dated October 14, 2009.

99.1	Company press release, dated October 16, 2009.